UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Ave, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 907 - 297 – 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Purchase and Sale Agreement

As previously disclosed on December 4, 2014, Alaska Communications Systems Group, Inc. (“ACS”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with General Communication, Inc., an Alaska corporation (“GCI”), GCI Communication Corp., an Alaska corporation and wholly owned subsidiary of GCI, ACS Wireless, Inc., an Alaska corporation and wholly owned subsidiary of ACS (“ACS Wireless”), GCI Wireless Holdings, LLC, an Alaska limited liability company and wholly owned subsidiary of GCI (“GCI Wireless”) and The Alaska Wireless Network, LLC, a Delaware limited liability company (“AWN”), pursuant to which ACS agreed to sell to GCI and its affiliates ACS Wireless’ interest in AWN and substantially all the assets related to the wireless business of ACS and its affiliates. The Purchase Agreement was described in the Current Report on Form 8-K that was filed on December 4, 2014. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Credit Agreement Amendment

The Credit Agreement, dated as of October 21, 2010 (as amended by the First Amendment Agreement to Credit Agreement, dated as of November 1, 2012), among Alaska Communications Systems Holdings, Inc., as borrower, ACS, the lenders thereto and JP Morgan Chase Bank, N.A., as administrative agent for the lenders, was amended as described in the Current Report on Form 8-K filed on February 6, 2015. A copy of the Credit Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated December 4, 2014, by and between ACS, GCI, ACS Wireless, GCI Wireless, and AWN.

10.2	The Second Amendment Agreement, dated December 23, 2014, to the Credit Agreement, dated as of October 21, 2010 (as amended by the First Amendment Agreement to Credit Agreement, dated as of November 1, 2012) dated February 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2015	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated December 4, 2014, by and between ACS, GCI, ACS Wireless, GCI Wireless, and AWN.

10.2	The Second Amendment Agreement, dated December 23, 2014, to the Credit Agreement, dated as of October 21, 2010 (as amended by the First Amendment Agreement to Credit Agreement, dated as of November 1, 2012) dated February 6, 2015.